UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2005

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

The Company disclosed on January 12, 2005, that it may use between $100 million and $200 million of the proceeds from the sale of Cooper-Standard Automotive for debt reduction. As previously announced, the Company will use $60 million of the proceeds to fund pension obligations. The remainder of the proceeds will be used for investment in the Company's tire operations, including but not limited to the investment in Kumho Tire Co., Inc., and the repurchase of shares or a combination thereof. The amount of those uses has not yet been determined.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

January 12, 2005	By:	/s/ James E. Kline

Name: James E. Kline
Title: Vice President, General Counsel and Secretary